Exhibit 99.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of ICT Group, Inc. (the “Company”) for the period ended December 31, 2002 as filed with the Securities and Exchange Commission on March 31, 2003 (the “Report”), I, Vincent A. Paccapaniccia, Executive Vice President, Corporate Finance and Chief Financial Officer, hereby certify, based on my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated as of March 31, 2003 Executed on August 27, 2003	/s/ VINCENT A. PACCAPANICCIA
Vincent A. Paccapaniccia Executive Vice President, Corporate Finance and Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to ICT Group, Inc. and will be retained by ICT Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.